UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: January 26, 2017
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Ford Motor Company (“Ford” or “Company”) hereby incorporates by reference its news release dated January 26, 2017 which is filed as Exhibit 99 hereto.

Beginning at 9:00 a.m. on January 26, 2017 Ford President and Chief Executive Officer Mark Fields and Executive Vice President and Chief Financial Officer Bob Shanks will host a conference call to discuss Ford’s preliminary fourth quarter and full year 2016 financial results. Investors may access the presentation by dialing 1-877-870-8664 (or 1-970-297-2423 from outside the United States). The passcode for either telephone number is a verbal response of “Ford Earnings.”

At 11:00 a.m. on January 26, 2017, Ford Motor Credit Company Chairman and Chief Executive Officer Joy Falotico and Ford Motor Credit Company Chief Financial Officer Marion Harris will host a conference call to discuss Ford Motor Credit Company’s preliminary fourth quarter and full year 2016 financial results. Investors may access the presentation by dialing 1-877-870-8664 (or 1-970-297-2423 from outside the United States). The passcode for either telephone number is a verbal response “Ford Credit Earnings.”

Representatives of the investment community will have the opportunity to ask questions on both conference calls, as will representatives of the news media on the first call.

The presentations (listen-only) and supporting materials will be available at www.shareholder.ford.com.

Investors also may access replays of the presentations beginning after 1:00 p.m. the day of the event through February 3, 2017 by dialing 1-855-859-2056 (or 1-404-537-3406 from outside the United States). The passcode for replays of the Ford Earnings call is 95411828; the passcode for replays of the Ford Credit Earnings call is 95420926. All times referenced above are in Eastern Standard Time.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS*

Designation	Description	Method of Filing

Exhibit 99	News release dated January 26, 2017	Filed with this Report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: January 26, 2017	By:	/s/ Corey M. MacGillivray
Corey M. MacGillivray
Assistant Secretary

*
Any reference in the attached exhibit(s) to Ford's corporate website(s) and/or other social media sites or platforms, and the contents thereof, is provided for convenience only; such websites or platforms and the contents thereof are not incorporated by reference into this Report nor deemed filed with the Securities and Exchange Commission.

EXHIBIT INDEX

Designation	Description

Exhibit 99	News release dated January 26, 2017